Exhibit 10.1

EXECUTION COPY

SEPARATION, RETENTION AND RELEASE AGREEMENT

This Separation, Retention and Release Agreement (the "Agreement"), dated 23rd of August 2021 sets forth that SpartanNash Company (the "Company") and Kathleen M. Mahoney (the "Employee") hereby agree as follows:

1. Separation Date:

a)Employee will remain employed as Executive Vice President, Chief Legal Officer and Secretary and will relocate to Minnesota. Employee's last day of employment will be the earlier of the date on which a replacement Chief Legal Officer begins employment with the Company or December 31, 2021 (the "Separation Date"). The Company will provide Employee with no less than 30 days' notice of the Separation Date (the "Notice Period") (Employee may be relieved of all duties and responsibilities during the Notice Period in the Company's discretion) and Employee will retire from the Company effective on the day following the Separation Date. Regardless of whether Employee executes this Agreement (or revokes this Agreement), Employee will receive through the Separation Date (i) Employee's current base salary (based on Employee's annual salary of $488,000.00, in accordance with the Company's normal payroll practices, less applicable taxes, withholdings and other deductions, including any amounts owed to the Company by Employee for personal expenses as may be permitted by applicable law (as to which Employee expressly authorizes and consents), (ii) reimbursement for all business expenses incurred in accordance with Company policy prior to the Separation Date, and (iii) all health, disability, life, and accident insurance benefits as are enjoyed generally by employees of comparable rank of the Company, as well as any other vested and accrued rights as of the Separation Date under any other employee benefit plans in which Employee participated prior to the Separation Date. The Company agrees that Employee is eligible to retire and that, for all purposes as it relates to the Company, employee will be considered retired effective the day after the Separation Date and will be eligible to receive all available retirement benefits as described in the applicable Company benefit plans and award agreements.

b)Effective as of the Separation Date, Employee's vacation accrual will cease. Any accrued, yet untaken, vacation days including any days which were rolled over from a previous calendar year, will be paid to the Employee on the next regularly scheduled payday following the Separation Date. The amount will be paid less applicable taxes, withholdings and other deductions, including any amounts owed to the Company by Employee for personal expenses as may be permitted by applicable law.

c)All other Company benefits will also cease on the Separation Date, including, without limitation, Employee's medical, dental and vision benefits. Employee and Employee's dependents, if any, will be entitled to elect medical, dental, and vision benefit continuation coverage pursuant to federal law (COBRA) under the medical, dental, and vision insurance benefit plan(s) in which Employee was participating as of the Separation Date. Information pertaining to Employee's continuation of coverage pursuant to COBRA will be provided under separate cover.

Exhibit 10.1

EXECUTION COPY

2. Consideration:

a)Provided Employee has timely executed and not revoked this Agreement and otherwise complies with its terms, Employee shall receive the following separation benefits:

i.The Company will retain and pay for all fees associated with James Drury partners board placement services not to exceed $240,000.00, subject to Employee providing the Company appropriate documentation demonstrating the services rendered to Employee. The Company agrees that it will receive benefits from Executive's service as a Board Member and therefore agrees that this payment will not be considered imputed income to the Employee;

ii.SpartanNash shall pay all fees associated with Ayco Financial Consulting services through December 31, 2021;

iii.SpartanNash shall pay all household moving expenses incurred in connection with Employee's relocation to Minnesota, not to exceed $20,000.00;

iv.Employee shall be eligible to receive the payments set forth in Paragraph 2(b) below.

b)Provided Employee has timely executed and not revoked this Agreement and timely executed and not revoked the release attached as Exhibit 3 (which must be executed on, but not before, Employee's Separation Date), continues to be reasonably available for consultation to the Company with respect to the transition of her responsibilities and other legal matters pertaining to the Company, and otherwise complies with their terms, Employee shall receive the following additional separation benefits:

i.Employee will receive a retention bonus in the amount of $300,000, less applicable taxes, withholdings and other deductions, to be paid in the next regularly scheduled payroll date following the Separation Date. Employee agrees that such retention bonus is fair and adequate consideration for her retention services and for the transition consulting assistance as required pursuant to Paragraph 2(b) above;

ii.The Company will pay for all fees associated with Ayco Financial Consulting services from through May 31, 2022; and

iii.With respect to only Employee's potential employment as an in-house attorney or, subject to the express, written consent of the Company, not to be unreasonably withheld, service as a Board Member for a "Competitive Business," as defined in Paragraph 9(b) of the SpartanNash Employment Agreement entered into between you and the Company and attached hereto as Exhibit 1 (the "Employment Agreement"), the Company shall waive the twelve (12) month noncompetition restrictions set forth in Paragraphs 9(a)(i) and 9(a)(ii) of the of the Employment Agreement and Paragraph 3(a) of the Company Post-Employment Competition Agreement entered into between you and the Company and attached as Exhibit A to the 2021 Long- Term Incentive Plan and attached hereto as Exhibit 2 (the "Competition Agreement"). For the avoidance of doubt, the Company does not waive the aforementioned "Competitive Business" restrictions as defined in Paragraph 9(b) of the Employment Agreement with respect to any potential employment in a non-legal position with any "Competitive Business," and any such other potential employment with a Competitive Business must first be expressly approved in writing by the Company.

Exhibit 10.1

EXECUTION COPY

3. Bonus and Equity Plan Payments.

Provided Employee continues to comply with the obligations set forth in this Agreement, Employee will be eligible to receive the following Bonus and Equity Plan Payments:

a)Employee's 2021 Annual Incentive Plan award, if any, in accordance with the terms of the Company's 2021 Annual Incentive Plan, prorated as of the Separation Date;

b)A pro-rated portion of Employee's performance cash incentive awards, if any, in accordance with the terms of the Company's 2019 Long-Term Incentive Plan, 2020 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan, prorated as of the Separation Date; and

c)Continued vesting of the restricted stock awards (and dividend equivalents associated therewith) granted to Employee in 2018, 2019, 2020 and 2021, in accordance with the terms of the Company's 2018 Long-Term Incentive Plan, 2019 Long-Term Incentive Plan, 2020 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan, the Stock Incentive Plan of 2015 and the applicable restricted stock award agreements evidencing the restricted stock awards. For the avoidance of doubt, the release provided under Section 4 below shall not adversely affect the crediting or vesting of dividend equivalents on outstanding restricted stock awards pursuant to the terms of the applicable Plans and award agreements.

4. Release of Known and Unknown Claims.

a)In consideration of the payments, benefits, and other items of value provided to Employee and/or on Employee's behalf pursuant to Paragraph 2(a) and Employee's eligibility to receive the additional payments and benefits pursuant to Paragraph 2(b) of this Agreement Employee, on behalf of Employee, Employee's heirs, dependents, executors, administrators, trustees, legal representatives, and assigns (collectively referred to as "Releasors"), to the fullest extent permitted by law hereby forever releases and discharges the Company and its past and present parents, subsidiaries, divisions, affiliated entities, funds, partners, employee benefit plans, pension plans, successors, and assigns, and all of its and their collective past and present officers, trustees, agents, attorneys, employees, directors, fiduciaries, administrators, partners, ventures, and assigns, whether acting as agents for the Company or in their individual capacities (collectively with the Company and/or its affiliates, the "Company Parties" and each a "Company Party"), from any and all claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, wages, attorneys' fees, costs and/or damages capable of being waived by law, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort, law of trust or pursuant to federal, state or local statute, regulation, ordinance or common law, which Employee may now have, ever has had, or may hereafter have, based upon, arising from, or relating to any fact or set of facts, whether known or unknown to Employee, at any time prior to and until the date of execution of this Agreement, including but not limited to, claims arising out of or relating in any way to Employee's employment relationship with the Company or the Company Parties or other associations with the Company or the Company Parties or any termination thereof.

Exhibit 10.1

EXECUTION COPY

b)Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right based upon or arising under any federal, state or local fair employment practices and equal opportunity laws, including, but not limited to, Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Equal Pay Act of 1963; the Americans with Disabilities Act,; the Employee Retirement Income Security Act (except for vested benefits otherwise entitled); the Age Discrimination in Employment Act, ("ADEA"); the Older Workers' Benefits Protection Act ("OWBPA"); the Elliott-Larsen Civil Rights. Act, the Michigan Persons With Disabilities Civil Rights Act, the Michigan Payment of Wages and Fringe Benefits Law, the Michigan Equal Pay Law, the Michigan Whistleblower's Protection Act, the Michigan Minimum Wage Law of 1964, the Michigan WARN Laws, the Michigan Occupational Safety and Health Act, the Bullard Plawecki Employee Right to Know Act, the Michigan Social Security Number Privacy Act, the Michigan Sales Representatives Commission Act, the Michigan Internet Privacy Protection; the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Age Discrimination Statute, the Minnesota Termination of Sales Representatives Act, the Minnesota Nonwork Activities Law, the Minnesota Whistleblower Protection Law, the Minnesota Parental Leave Law, the Fair Labor Standards Act, Minnesota WARN Laws, the Minnesota Personnel Record Review and Access Act, the retaliation provision of Minnesota Workers' Compensation Act, and the Minnesota Constitution, all as amended, and any federal, state, local, and/or municipal statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic; and any other federal, state, or local statutes, common law, or regulation, including any and all amendments to the foregoing.

c)Employee hereby represents and warrants that Employee is not aware of any claims Employee has or might have against any of the Company Parties that are not included in the release of claims in Paragraphs 3(a) and (b).

d)Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by Employee of, or prevents Employee from making or asserting: (i) any claim or right Employee may have under COBRA; (ii) any claim or right Employee may have for unemployment insurance or workers' compensation benefits; (iii) any vested benefits under the written terms of an employee benefit plan applicable to Employee; (iv) any claim or right that may arise after the execution of this Agreement; (vi) existing rights to indemnification pursuant to the Company by-laws, policies, practices, contract and applicable law; or (vii) any claim or right Employee may have under this Agreement. Further, nothing in this Agreement shall prevent Employee from filing a charge with, or participating, cooperating, or testifying in any investigation, hearing or proceeding conducted by, the Equal Employment Opportunity Commission ("EEOC"), or any similar federal, state or local government agency, provided, however, Employee understands and agrees that, pursuant to this Agreement Employee is waiving any right to recover monetary damages or any other form of personal relief in connection with any such charge, action, investigation or proceeding.

e)Employee represents and warrants that Employee has not assigned or subrogated any of Employee's rights, claims, or causes of action, including any claims referenced in this Agreement or authorized any other person or entity to assert such claim or claims on Employee's behalf.

f)Employee acknowledges and agrees that upon receipt of the payments described in Paragraphs 2 and 3, the Company Parties shall not have any further and have fully satisfied all obligations to Employee under the Employment Agreement and the Company Long-Term Incentive Plan, as well as for any compensation, equity, options, shares of stock, phantom stock, wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, or other compensation, benefits or payments of any kind or nature, other than as specifically provided for in this Agreement.

Exhibit 10.1

EXECUTION COPY

5. Full and Fair Consideration: Employee acknowledges and agrees that the continued employment, payment, benefits, and/or the other commitments by the Company set forth in this Agreement: (i) are in full discharge of any and all liabilities and obligations of the Company to Employee, monetarily or with respect to Employee's employment; (ii) exceed any payment, benefit, or other item of value to which Employee might otherwise be entitled; and (iii) are therefore full and fair consideration for the covenants, agreements, and obligations of Employee in this Agreement.

6. Confidential Agreement: Subject to Paragraph 12 of this Agreement, the existence, terms, and conditions of this Agreement (including all exhibits) are confidential, and Employee agrees that Employee will not disclose them to any other person or entity, except that Employee may disclose them (a) to Employee's attorneys, accountants, and immediate family (provided that they agree to keep them confidential); (b) as required by law to do so; and/or (c) with respect to any action pursuant to and in accordance with Paragraph 14.

7. Confidentiality, Privileged Information and Return of Company Property:

a)Except with respect to the express noncompetition waiver set forth in Paragraph 2 above, and subject to Paragraph 12, Employee hereby acknowledges and agrees to abide by all of the remaining restrictions and obligations set forth in Paragraphs 7, 8, and 9 of the Employment Agreement and Paragraph 3 of the Competition Agreement, including the restrictions with respect to loyalty, confidentiality, intellectual property, and non-solicitation of customers and employees set forth in those agreements; accordingly, the foregoing provisions of the Employment Agreement and Competition Agreement are hereby expressly incorporated and made an integral part of this Agreement.

b)Employee acknowledges that in the course of Employee's employment with the Company, Employee has acquired and/or had access to non-public information and material including information relating to litigation involving the Company and/or the resolution or settlement thereof, internal and/or external investigations and regulatory matters, attorney-client communications, communications with outside counsel, and other Company legal matters, all of which are subject to and protected from disclosure by the attorney-client privilege, attorney work product doctrine, and/or any other applicable privileges (referred to collectively as "Privileged Information"). Employee acknowledges and agrees that such Privileged Information (including any underlying privilege therein) belongs exclusively to the Company, and that the Company has not waived any such underlying privilege.

c)Furthermore, subject to Paragraph 12 of this Agreement, Employee agrees not to communicate with, either proactively or reactively, directly or indirectly, any of the Company's current clients, vendors, consultants, investors, or current or prospective portfolio companies, portfolio company officers or portfolio company directors, regarding Employee's termination of employment without the express written consent of the Company, other than in connection with Employee's search for future employment and/or board service. For the avoidance of doubt, nothing in this Agreement shall prohibit Employee from disclosing Employee's job title, general job duties and responsibilities, and dates of employment with the Company. Notwithstanding the foregoing, Company hereby consents to Employee's communication as expressly permitted in Paragraph 12 of this Agreement and to the foregoing parties, in response to an inquiry, to the effect that Employee will be retiring or is retired from Company. To that end, the Company and Employee will mutually agree to an appropriate internal and external communication regarding such retirement.

Exhibit 10.1

EXECUTION COPY

d)On or before the Separation Date, or at any time upon the Company's request, Employee will return to the Company all Company Property (as defined in the attached Confidentiality Agreement) in Employee's possession, custody, or control, including without limitation, any information belonging to the Company and/or its affiliates, in any tangible or intangible form, and any keys, credit cards, equipment, computers, portable telephones, identification cards, books, notes, and any other property of the Company Parties. To the extent that Employee made use of personal computers, PDAs, cloud storage devices, personal email, thumb drives, disks, or other means of information storage in connection with performing Employee's Company responsibilities, or stored Confidential Information (as defined in the attached Confidentiality Agreement) or Company proprietary material on such personal devices, Employee agrees to cooperate with the Company to permanently delete such information and material from such devices and sources, including by arranging with the Company to conduct a review of such devices and sources with the understanding that the Company will take appropriate measures to preserve and protect Employee's personal information unrelated to the Company.

8. Material Breach: Subject to the provisions of Paragraph 12 of this Agreement, Employee understands and agrees that any breach by Employee of the provisions of Paragraphs 5 and/or 6 of this Agreement shall be considered a material breach of this Agreement. Employee further agrees that any breach by Employee of Paragraphs 6 and/or 7 hereof will result in irreparable injury to the Company Parties, and that monetary relief alone will be inadequate to redress such a breach. Employee therefore agrees that in addition to any other remedy to which the Company Parties may be entitled, the Company Parties shall have the right to seek and obtain injunctive relief in aid of arbitration and other equitable remedies from a court of competent jurisdiction to prevent and/or restrain such breach, without the necessity of posting a bond or undertaking.

9. Non-Admission/Complete Understanding: This Agreement, including the release set forth in Paragraph 3 of this Agreement, the provisions of the Employment Agreement and Competition Agreement expressly incorporated herein, and all exhibits to this Agreement, represent the complete understanding between Employee and the Company and supersedes any and all other written and oral agreements between Employee and any of the Company Parties. This Agreement may not be modified orally. No other promises or agreements shall be binding unless in writing and signed by both the Company and Employee after the Effective Date of this Agreement, and the Employment Agreement is effectively terminated by this Agreement. The making of this Agreement is not intended, and shall not be construed, as an admission that any of the Company Parties has or have violated any federal, state, or local law (statutory or decisional), ordinance, or regulation, breached any contract, or committed any wrong whatsoever against Employee.

10. Cooperation: Employee hereby agrees that after the Separation Date, as reasonably requested, Employee will use commercially reasonable efforts to cooperate with the Company Parties and their counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during Employee's employment with the Company or its affiliates in which Employee was involved or of which the Company believes Employee may have knowledge. Employee will be reasonably available to answer the Company Parties' inquiries regarding such matters or regarding business or other matters about which Employee may have knowledge or information.

11. No Obligation to Re-Hire: Employee understands and acknowledges that Employee's employment relationship with the Company will permanently end as of the Separation Date and that neither the Company nor its affiliates will be obligated to rehire Employee or to consider Employee for reemployment after the Separation Date.

Exhibit 10.1

EXECUTION COPY

12. Permitted Conduct: Nothing in this Agreement (including its exhibits) shall prohibit or restrict Employee from lawfully (A) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, "Governmental Authorities") regarding a possible violation of any law; (B) responding to any inquiry or legal process directed to Employee individually (and not directed to the Company and/or its subsidiaries) from any such Governmental Authorities; (C) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (D) making any other disclosures that are protected under the whistleblower provisions of any applicable law, including, but not limited to responding to any inquiry about this Agreement or Employee's employment by the Securities and Exchange Commission, or any other regulatory or self-regulatory organization. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee's attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.

13. Applicable Law; Enforceability:

a)This Agreement (including all exhibits) shall be construed and enforced in accordance with the laws of the State of Michigan without regard to the principles of conflict of law.

b)If, at any time after the execution of this Agreement (including all exhibits), any provision of this Agreement (including all exhibits), shall be held to be illegal, void, or unenforceable by an arbitrator or court, solely such provision shall be of no force or effect. The illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement (including all exhibits).

c)This Agreement (including all exhibits) is binding upon, and shall inure to the benefit of, Employee and the Company, its and their respective heirs, executors, administrators, successors, and assigns.

14. Arbitration; Jurisdiction: Except as otherwise provided in this Agreement, any dispute arising in connection with Employee's employment, under or related to this Agreement (including all exhibits), or under any statute, regulation, or ordinance, including claims for statutory discrimination and/or retaliation under applicable federal, state and/or local fair employment practices laws, shall be subject to binding arbitration in accordance with Paragraph 14(a) of the Employment Agreement which is hereby expressly incorporated into and forms an integral and material part of this Agreement. The prevailing party in any such arbitration will be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, as may be permitted by law.

Exhibit 10.1

EXECUTION COPY

15. Miscellaneous: For purposes of this Agreement, all notices and all other communications provided to the Company Parties shall be personally delivered, sent by email, facsimile, or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Yvonne Trupiano, Chief Human Resources Officer, 850 76th Street SW, PO Box 8700 Grand Rapids, MI 49518-8700. For purposes of this Agreement, all notices and all other communications provided to the Employee shall be personally delivered, sent by email, facsimile, or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Kathleen Mahoney. This Agreement may be executed in one or more counter-parts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

16. Advised to Consult Counsel: The Company hereby advises Employee, and Employee acknowledges that Employee has been so advised in writing, to consult independent legal counsel of Employee's choice before signing this Agreement. Employee further acknowledges that Employee is competent to manage Employee's legal and business affairs; that Employee has carefully read this Agreement (including all exhibits) in its entirety; that Employee has had an adequate and reasonable opportunity to consult with independent counsel of Employee's own choosing and has had answered to Employee's satisfaction all questions Employee had regarding this Agreement (including all exhibits); that Employee fully understands all the terms and conditions of this Agreement (including all exhibits) and their significance; that Employee knowingly and voluntarily assents to, and intends to be bound by, all of the terms and conditions contained herein; and that Employee is signing this Agreement (including all exhibits) voluntarily and of Employee's own free will.

17. Acceptance:

Employee understands and expressly acknowledges that the general release of claims provided under Paragraph 3, is knowing and voluntary. Employee further understands and acknowledges that Employee has been advised by this writing that:

a)Employee shall have up to twenty-one (21) calendar days from the date of Employee's receipt of this Agreement to consider this Agreement's terms and conditions (including all exhibits). If the last day of the twenty-one (21)-day period falls on a Saturday, Sunday, or holiday, the last day of the period will be deemed to be the next business day thereafter. If Employee knowingly and voluntarily chooses to do so, Employee may accept the terms of this Agreement before the twenty-one (21)-day consideration period expires;

b)Employee and the Company agree that changes to the Company's offer contained in this Agreement, whether material or immaterial, will not restart the twenty-one (21)-day consideration period provided for in Paragraph 16(a) above;

c)Employee has a right to revoke this Agreement by notifying Yvonne Trupiano, Chief Human Resources Officer within fifteen (15) days of Employee's execution of this Agreement;

d)Employee may accept this Agreement by fully executing it and returning a signed original to Yvonne Trupiano, Chief Human Resources Officer. If Employee does not sign and return the Agreement within this time period, then the offer to enter into this Agreement shall be withdrawn and the Agreement shall be null and void;

Exhibit 10.1

EXECUTION COPY

e)In exchange for Employee's waivers, releases and commitments set forth herein, including Employee's waiver and release of all claims arising under the ADEA, the payments, benefits and other considerations that Employee is receiving pursuant to this Agreement exceed any payment, benefit or other thing of value to which Employee would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein; and

f)This Agreement shall become effective immediately upon the expiration of the fifteen (15)-day revocation period described in Paragraph 16(c) above, provided Employee has not exercised Employee's right to revoke (the "Effective Date").

18. Taxes:

Notwithstanding any other provision of this Agreement, the Company shall, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to Employee hereunder. Employee shall be solely responsible for all taxes payable by Employee that result from Employee's receipt of the payments, benefits and distributions to be provided under this Agreement, and none of Company Parties nor any of their subsidiaries or affiliates makes nor have they made any representation, warranty or guarantee of any federal, state or local tax consequences to Employee of Employee's receipt of any payment, benefit or distribution hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of Section 409A of the Code, each payment hereunder shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments made to Employee hereunder. This Agreement is intended to be exempt from Section 409A of the Code partially as a short-term deferral as that term is understood under Treasury Regulations Section 1.409A-1(b)(4) and partially as an involuntary separation pay plan as that term is understood under Treasury Regulation 1.409A-1(b)(9) and shall be interpreted and operated consistently with those intentions.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE RESPECTIVE DATES SET FORTH BELOW. EMPLOYEE CONFIRMS THAT EMPLOYEE'S DECISION TO ENTER INTO THIS AGREEMENT IS VOLUNTARY, DELIBERATE, AND INFORMED, FOLLOWING CONSULTATION WITH COUNSEL OF EMPLOYEE'S CHOICE. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS AND BY FACSIMILE, AND EACH COUNTERPART AND FACSIMILE SHALL HAVE THE SAME FORCE AND EFFECT AS AN ORIGINAL AND SHALL CONSTITUTE AN EFFECTIVE, BINDING AGREEMENT ON THE PART OF EACH OF THE UNDERSIGNED.

SPARTANNASH COMPANY

___________________________By:______________________________________________

DateYvonne Trupiano, Chief Human Resources Officer

Authorized Signatory

KATHLEEN M. MAHONEY

Acknowledged, Accepted and Agreed to:

___________________________By:______________________________________________

DateKathleen Mahoney

Exhibit 10.1

EXECUTION COPY

EXHIBIT 1

EMPLOYMENT AGREEMENT

[TO BE INSERTED]

Exhibit 10.1

EXECUTION COPY

EXHIBIT 2

COMPETITION AGREEMENT

[TO BE INSERTED]

Exhibit 10.1

EXECUTION COPY

EXHIBIT 3

AGREEMENT AND RELEASE

In exchange for the payments, benefits and other consideration provided by SpartanNash Company (the "Company") as set forth in the Separation and Retention Agreement and Release dated the 23rd of August, 2021 (the "August 23 Agreement"), which Kathleen M. Mahoney ("Employee") acknowledges and agrees are just and sufficient consideration for the waivers, releases and commitments set forth herein, Employee hereby IRREVOCABLY AND UNCONDITIONALLY agree to WAIVE, RELEASE AND FOREVER DISCHARGE the Company and the Company Parties (as defined in Paragraph 3 of the August 23 Agreement) from any and all claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, wages, attorneys' fees, costs and/or damages capable of being waived by law, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort, law of trust or pursuant to federal, state or local statute, regulation, ordinance or common law, which Employee may now have, ever has had, or may hereafter have, based upon, arising from, or relating to any fact or set of facts, whether known or unknown to Employee, at any time prior to and until the date of execution of this Exhibit B, including but not limited to, claims arising out of or relating in any way to Employee's employment relationship with the Company or the Company Parties or other associations with the Company or the Company Parties or any termination thereof. Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right based upon or arising under any federal, state or local fair employment practices and equal opportunity laws, including, but not limited to, Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Equal Pay Act of 1963; the Americans with Disabilities Act,; the Employee Retirement Income Security Act (except for vested benefits otherwise entitled); the Age Discrimination in Employment Act, ("ADEA''); the Older Workers' Benefits Protection Act ("OWBPA"); the Elliott-Larsen Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the Michigan Payment of Wages and Fringe Benefits Law, the Michigan Equal Pay Law, the Michigan Whistleblower's Protection Act, the Michigan Minimum Wage Law of 1964, the Michigan WARN Laws, the Michigan Occupational Safety and Health Act, the Bullard-Plawecki Employee Right to Know Act, the Michigan Social Security Number Privacy Act, the Michigan Sales Representatives Commission Act, the Michigan Internet Privacy Protection; the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Age Discrimination Statute, the Minnesota Termination of Sales Representatives Act, the Minnesota Nonwork Activities Law, the Minnesota Whistleblower Protection Law, the Minnesota Parental Leave Law, the Fair Labor Standards Act, Minnesota WARN Laws, the Minnesota Personnel Record Review and Access Act, the retaliation provision of Minnesota Workers' Compensation Act, and the Minnesota Constitution, all as amended, and any federal, state, local, and/or municipal statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic; and any other federal, state, or local statutes, common law, or regulation, including any and all amendments to the foregoing, provided that nothing herein constitutes a release or waiver of any claim or right that may arise after the execution of this Exhibit 3.

Employee understands and acknowledges that Employee has received all amounts due from the Company relating to Employee's employment with the Company, including but not limited to, compensation, equity, options, shares of stock, phantom stock, wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, or other compensation, benefits or payments of any kind or nature, and that no other amounts are due to Employee other than as set forth in the August 23 Agreement and all exhibits thereto.

Exhibit 10.1

EXECUTION COPY

Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by Employee of, or prevents Employee from making or asserting: (i) any claim or right Employee may have under COBRA; (ii) any claim or right Employee may have for unemployment insurance or workers' compensation benefits; (iii) any vested benefits under the written terms of an employee benefit plan applicable to Employee; (iv) any claim or right that may arise after the execution of this Exhibit 3; (vi) existing rights to indemnification; or (v) any claim or right Employee may have under this Exhibit 3.

Further, nothing in this Exhibit 3 shall prevent Employee from filing a charge with, or participating, cooperating, or testifying in any investigation, hearing or proceeding conducted by, the Equal Employment Opportunity Commission ("EEOC"), or any similar federal, state or local government agency, provided, however, Employee understands and agrees that, pursuant to the August 23 Agreement (i) Employee is waiving any right to recover monetary damages or any other form of personal relief in connection with any such charge, action, investigation or proceeding.

By signing this Exhibit 3, Employee understands and acknowledges that Employee was advised of and afforded the opportunity to take advantage of each of the protections set forth in Paragraph 16 of the August 23 Agreement, including, but not limited to: (i) consultation with an attorney before signing this Exhibit 3; (ii) at least twenty-one (21) calendar days in which to consider Exhibit 2; and (iii) at least fifteen (15) days in which to revoke Exhibit 3 after signature. Employee further acknowledges that Employee freely, voluntarily, and knowingly entered into this Exhibit 3 after due consideration.

This Exhibit 2 incorporates by reference, as if set forth fully herein, all terms and conditions of the August 23 Agreement between the Company and Employee, including the recitation of consideration provided by the Company. By signing this Exhibit 3, Employee waives, releases and forever discharges any and all claims that may have arisen through the date of Employee's execution of this Exhibit 3. It is not Employee's intention to otherwise change, alter or amend any of the terms and conditions of the August 23 Agreement, for which Employee received adequate consideration, and which Agreement remains in full force and effect. Employee acknowledges and agrees that Employee continues to be bound by the terms and conditions of the August 23 Agreement.

This Exhibit 3 shall become effective upon the expiration of the fifteen (15)-day revocation period described above, provided Employee has not exercised Employee's right to revoke.

I UNDERSTAND AND ACKNOWLEDGE THAT I SHALL EXECUTE THIS EXHIBIT 3 ON, BUT NOT BEFORE, MY SEPARATION DATE WITH THE COMPANY.

UNDERSTOOD, AGREED TO AND ACCEPTED WITH THE

INTENTION TO BE LEGALLY BOUND:

KATHLEEN M. MAHONEY

DATE:_________________________